UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 12, 2015

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.
On June 12, 2015, Shutterfly, Inc. (the “Company”) held its Annual Meeting of Stockholders in Redwood City, California (“Annual Meeting”). As of April 24, 2015, the Company’s record date, there were a total of 37,923,739 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Based on the final report of the independent inspector of elections, IVS Associates, Inc. (“IVS”), 34,407,164 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing more than ninety percent of the shares entitled to be voted. Set forth below are the proposals described in the Company’s proxy statement and the voting results reported by IVS.

Proposal 1 – Election of Directors

Mr. Jeffrey T. Housenbold, Mr. Mario Cibelli and Mr. Thomas D. Hughes were elected to serve as Class III directors of the Company’s Board of Directors for three year terms and until their respective successors shall be elected and qualified or until their earlier resignation or removal.

Nominees of the Board of Directors

	FOR	WITHHOLD	BROKER NON-VOTES
Jeffrey T. Housenbold	14,198,578	541,634	245,103
Stephen J. Killeen	11,743,633	2,996,579	245,103
James N. White	13,561,634	1,327,578	245,103

Nominees of Marathon Partners L.P.

	FOR	WITHHOLD	BROKER NON-VOTES
Mario D. Cibelli	19,415,396	6,453	245,103
Marwan Fawaz	13,062,064	6,210,785	245,103
Thomas D. Hughes	19,068,303	353,546	245,103

Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The stockholders did not approve, on an advisory basis, the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,467,750	26,651,987	42,324	245,103

Proposal 3 – Ratification of the Selection of the Independent Registered Public Accounting Firm
The stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
33,877,494	206,477	323,193	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Brian Regan
Brian Regan Chief Financial Officer
Date:  June 16, 2015